Calculation of Filing Fee Tables
S-8
TG THERAPEUTICS, INC.
Table 1: Newly Registered Securities
	Security Type	Security Class Title	Fee Calculation Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee
1	Equity	Common Stock, par value $0.001	Other	5,000,000	$ 28.72	$ 143,600,000.00	0.0001531	$ 21,985.16
Total Offering Amounts:						$ 143,600,000.00		$ 21,985.16
Total Fee Offsets:								$ 0.00
Net Fee Due:								$ 21,985.16
Offering Note
[1]	(1) Represents 5,000,000 shares that may be issued under the TG Therapeutics, Inc. 2022 Incentive Plan (the "Plan"), including additional shares that may become issuable in accordance with the adjustment and anti-dilution provisions of the Plan. The Registrant previously registered an aggregate of 17,000,000 shares on a Form S-8 filed on June 24, 2022 (File No. 333-333-2658389) for issuance under the 2012 Plan. (2) Estimated solely for purposes of calculating the registration fee pursuant to Rule 457(c) and (h) of the Securities Act. The proposed maximum offering price per share, proposed maximum aggregate offering price and the amount of the registration fee are based on the average of the high and low prices of Registrant's Common Stock as reported on the Nasdaq Capital Market on August 4, 2025. Pursuant to General Instruction E of Form S-8, the registration fee is calculated with respect to the additional securities registered on this Registration Statement only.

Table 2: Fee Offset Claims and Sources	☑Not Applicable
		Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rule 457(p)
Fee Offset Claims	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Fee Offset Sources	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A